Jeremy O’Connor

55 Union Place, STE 132

Summit, NJ 07901

INVOICE NO. 013                                                                                                                             November 14nd, 2022

   BILL TO                    SHIP TO                                                                 INSTRUCTIONS

 Rally Rd.           71 Southgate Blvd                                            Send Echeck to Jeremy jeremy@collectorsfolio.com

                                 New Castle DE 19720                                             Made out to Jeremy O’Connor, LLC

QUANTITY                          DESCRIPTION                                                             UNIT PRICE                         TOTAL

1           1860 Abraham Lincoln Signed Telegraph                               $26,500.00

                                            Company Check

TOTAL $26,500.00